Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated June 19, 2002 accompanying the financial statements of Rochester Portable Specialties, Inc., which are included in this Form SB-2/A registration statement. We consent to the inclusion in the registration statement of the aforementioned report.



                             /s/ Robison, Hill & Company
                             Robison, Hill & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             January 31, 2002